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                              SCHEDULE 14A
                             (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. _____)

Filed by the registrant  (X)
Filed by a party other than the registrant  ( )
Check the appropriate box:
(X) Preliminary proxy statement
( ) Definitive proxy statement
( ) Definitive additional materials
( ) Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             Tellabs, Inc.
            (Name of Registrant as Specified in Its Charter)

                          Carol Coghlan Gavin
               (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):
(X) $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1) Title of each class of securities to which transaction applies:
    _____________________________________________________________________
(2)	Aggregate number of securities to which transaction applies:
    _____________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-111(1):
    _____________________________________________________________________
(4) Proposed maximum aggregate value of transaction:

( ) Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
    _____________________________________________________________________
(2)	Form, schedule or registration statement no.:
    _____________________________________________________________________
(3)	Filing party:
    _____________________________________________________________________
(4)	Date filed:
    _____________________________________________________________________

1. Set forth the amount on which the filing fee is calculated and state how it was determined.
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                             Tellabs, Inc.
                          4951 Indiana Avenue
                         Lisle, Illinois 60532

                Notice of Annual Meeting of Stockholders
                       To Be Held April 25, 1995

    The Annual Meeting of Stockholders of Tellabs, Inc., a Delaware corporation, will be held on Tuesday, April 25, 1995, at 2:00 p.m. local time, in the Grand Ballroom of the Holiday Inn Naperville, 1801 Naper Boulevard, Naperville, Illinois 60563, for the following purposes:

    1. To elect two directors to serve until the 1998 Annual Meeting of Stockholders;
    2. To consider and vote upon a proposed amendment to the Tellabs, Inc. Restated Certificate of Incorporation to increase the authorized shares of common stock of Tellabs, Inc. from 100,000,000 to 200,000,000; and
    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 27, 1995, as the record date for the meeting, and only stockholders of record at that time are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy and mail it promptly in the enclosed envelope.

                  By Order of the Board of Directors,

                  Carol Coghlan Gavin
                  Secretary

March 21, 1995
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                            Proxy Statement

                             Tellabs, Inc.
                          4951 Indiana Avenue
                         Lisle, Illinois 60532

    The enclosed proxy is solicited on behalf of the Board of Directors of Tellabs, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 2:00 p.m. on Tuesday, April 25, 1995.

    Only stockholders of record as of the close of business on February 27, 1995, will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had ________________ shares of common stock outstanding.

    Stockholders are entitled to one vote for each share held. Any proxy given may be revoked by a stockholder at any time before it is voted by filing a written revocation notice with the Secretary of the Company or by duly executing a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted (i) FOR the election of directors; and (ii) FOR the approval of the amendment to the Restated Certificate of Incorporation to increase the authorized shares of common stock from 100,000,000 to 200,000,000.

    Votes cast in person or by proxy at the Annual Meeting of Stockholders will be tabulated by the inspectors of election appointed for the meeting who will determine whether a quorum, a majority of the shares entitled to be voted, is present. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but not voted for purposes of the election of directors and the other proposal. If a proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby with respect to the election of directors or with respect to the other proposal and does not otherwise authorize the voting of such shares, such shares, or "non-votes," will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered to be present and entitled to vote with respect to the election of directors or the other proposal. Assuming a quorum is present, the favorable vote of a plurality of the shares present and entitled to vote at the Annual Meeting will be necessary for a nominee to be elected as a director; abstentions and shares for which authority to vote is not
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given will thus have no effect on the election of directors.  Shares cannot be voted for more than two nominees; there is no right to cumulative voting. Approval of the proposed amendment to the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock; therefore, abstentions and non-votes will be taken into account as if such shares were voted against the proposal.


    A copy of the Annual Report of the Company for the fiscal year ended December 30, 1994, accompanies this proxy statement. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to stockholders is March 21, 1995.


ELECTION OF DIRECTORS

    The Company has three classes of directors, with staggered terms, with the members of each class serving a three-year term. At this Annual Meeting, the terms of the Class III directors will expire.

    The two nominees for Class III director are Michael J. Birck and Frederick A. Krehbiel. Each of the nominees is currently a Class III director of the Company. These persons have been nominated for election to three-year terms expiring in 1998 or until their successors are elected and qualified. Unless otherwise instructed by the stockholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below, each of whom has been selected by the Board of Directors. Class I and Class II directors will continue in office for the remainder of their terms.

    Management is not aware of any other proposed nominees for directors. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable to serve at the time of the meeting, the proxy will be voted for a substitute nominee chosen by management.
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
                                              Principal Occupation or Employment                 Director
Name                              Age                 for Past Five Years                         Since
- ----                              ---         ----------------------------------                 --------
Nominees for Election Whose Terms Will Expire in 1998
Michael J. Birck                  57     President and Chief Executive Officer,                   1975
                                         Tellabs, Inc.

Frederick A. Krehbiel             53     Chairman of the Board, since 1993, Vice Chairman,        1985
                                         1988-1993, Chief Executive Officer, since 1988,
                                         Molex Incorporated (electrical components
                                         manufacturer)

Class II Directors Continuing In Office Until 1997

John D. Foulkes, Ph.D.            70     Director of Engineering Studies (retired),               1988
                                         University of Puget Sound; Professor (retired),
                                         University of Washington

Peter A. Guglielmi                52     President, since 1993, Tellabs International, Inc.;      1993
                                         Executive Vice President, Chief Financial Officer,
                                         1990-present; Secretary, 1988-1993; Treasurer,
                                         1988-present; Senior Vice President, Chief Financial
                                         Officer, 1988-1989, Tellabs, Inc.

Thomas H. ("Tommy") Thompson      67     Chairman of the Board, 1990-1991, President and          1987
                                         Chief Executive Officer, 1989-1991 (retired),
                                         Bio-Recovery Systems, Inc. (industrial waste water
                                         treatment systems); President, 1986-1989, Rio Grande
                                         Technology Foundation (educational and economic
                                         development research); Vice President, 1979-1986,
                                         AT&T Information Systems, Inc. (telecommunications)

Class I Directors Continuing In Office Until 1996

Brian J. Jackman                  53     President, since 1993, Tellabs Operations, Inc.;         1993
                                         Executive Vice President, 1990-present, Senior Vice
                                         President and General Manager, Data Communications
                                         Division, 1989, Senior Vice President, Marketing and
                                         Sales, 1986-1989, Tellabs, Inc.

Robert P. Reuss                   77     Business Consultant, since 1988; Chairman of the Board,  1985
                                         1977-1988, and Chief Executive Officer, 1972-1987,
                                         Centel Corporation (telecommunications and cable
                                         television operator)
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William F. Souders                66     Chairman and Chief Executive Officer, 1988-1989          1990
                                         (retired), Emery Air Freight Corporation (air freight
                                         carrier), 1985-1987 retired; Executive Vice President,
                                         1977-1985, Xerox Corporation (business machines and
                                         systems)

    Mr. Birck is currently also a director of USF&G Corporation, Duplex Products, Inc. and Professional Training Centers, Inc. Mr. Krehbiel is a director of Molex Incorporated, A. M. Castle & Co., Northern Trust Corporation and Nalco Chemical Company. Mr. Foulkes is a director of Dantel, Inc. Mr. Souders is a director of Science Management Corporation. Mr. Guglielmi is a director of The Cherry Corporation. Mr. Jackman is a director of Universal Electronics Inc. and Advanced Fibre Communications. No director has any family relationship with any other director.

    The Board of Directors has a standing Audit Committee, the members of
which, during 1994, were Messrs. Krehbiel and Souders.   The Audit
Committee is responsible for reviewing the auditor's examination and reporting to the Board with respect thereto. In addition, the Board has a standing Compensation Committee, the members of which are Messrs. Foulkes, Krehbiel, Thompson, Souders and Reuss. The Compensation Committee is responsible for determining compensation for the executive officers of the Company and for administering the Company's stock option plans. During 1994, four meetings of the Board of Directors, one meeting of the Audit Committee and three meetings of the Compensation Committee were held. Each of the directors attended at least 75 percent of the aggregate of the total number of Board meetings and the meetings of the committees on which he served during fiscal 1994.
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                  SECURITY OWNERSHIP OF MANAGEMENT AND
                    CERTAIN OTHER BENEFICIAL OWNERS

    The table below sets forth certain information as of February 27, 1995, with respect to each person known by the Company to be the beneficial owner of more than five percent of its outstanding shares of common stock, each director, each Named Executive Officer (as hereinafter defined), and all current executive officers and directors as a group.

                                                                Amount of
Name                                    Beneficial Ownership     Percent (1)
- ----                                    --------------------     -------
Michael J. Birck (2)                       5,162,884 (3)         ______%
FMR Corp. (2)                              3,902,300
Twentieth Century Companies, Inc. (2)      2,593,000             ______%
Kopp Investment Advisors, Inc. (2)         2,346,061             ______%
Charles C. Cooney                            569,036  (4)        ______%
Peter A. Guglielmi                           171,474  (5)        *
Brian J. Jackman                              72,627  (6)        *
Frederick A. Krehbiel                         42,000  (7)        *
Robert P. Reuss                               19,650  (8)        *
William F. Souders                            15,000  (9)        *
John D. Foulkes, Ph.D.                         7,600 (10)        *
Thomas H. Thompson                             6,550 (11)        *
Jon C. Grimes                                    488             *
All current executive officers
and directors as a group
(18 persons) (12)                          6,253,918 (13)        ______%

(1) Based on ___________ shares of common stock outstanding as of February 27, 1995, and __________ shares which may be acquired under stock options exercisable within 60 days of such date. All figures reported herein reflect the effect of the 2-for-1 stock split in the form of a stock dividend, effective May 20, 1994.

(2) The address of Mr. Birck is 4951 Indiana Avenue, Lisle, Illinois 60532; that of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109-3614; that of Twentieth Century Companies, Inc. is 4500 Main Street, P.O. Box 418210, Kansas City, Missouri 64141-9210; and that of Kopp Investment Advisors, Inc. is 6600 France Avenue South, Suite
     672, Edina, Minnesota 55435.
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(3)  Includes 396,000 shares held by Mr. Birck's wife.  Mr. Birck disclaims beneficial ownership of said shares.

(4) Includes 20,000 shares held by Mr. Cooney's wife. Mr. Cooney disclaims beneficial ownership of such shares. Also includes 521,456 shares held by Mr. Cooney as trustee of a trust and 27,500 shares which Mr. Cooney has rights to acquire under currently exercisable stock options.

(5) Includes 169,500 shares which Mr. Guglielmi has rights to acquire under currently exercisable stock options.

(6) Includes 62,500 shares which Mr. Jackman has rights to acquire under currently exercisable stock options.

(7) Includes 3,000 shares which Mr. Krehbiel has rights to acquire under currently exercisable stock options.

(8) Includes 9,000 shares which Mr. Reuss has rights to acquire under currently exercisable stock options.

(9) Includes 12,000 shares which Mr. Souders has rights to acquire under currently exercisable stock options.

(10) Includes 1,600 shares held by Mr. Foulkes as trustee of a trust for the benefit of his minor grandchildren. Mr. Foulkes disclaims beneficial ownership of such shares. Also includes 3,000 shares which Mr. Foulkes has rights to acquire under currently exercisable stock options.

(11) Includes 3,000 shares which Mr. Thompson has rights to acquire under currently exercisable stock options.

(12) All such persons filed on a timely basis all reports required by
     Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.

(13) Includes 417,600 shares of which Messrs. Birck, Cooney and Foulkes disclaim beneficial ownership as noted above. Also includes 430,200 shares which certain officers have rights to acquire under stock options either currently exercisable or exercisable within 60 days of February 27, 1995. Also includes 30,000 shares which certain directors have rights to acquire under stock options, as noted above.
- ------------------
* Less than 1%.

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                         EXECUTIVE COMPENSATION

    The table below sets forth certain information for fiscal years 1994, 1993 and 1992 with respect to the annual and other compensation paid by the Company to (i) the chief executive officer and (ii) the other four executive officers of the Company who were most highly compensated in fiscal 1994 (collectively, the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries.

                                           SUMMARY COMPENSATION TABLE
                                           --------------------------
                                                                                       Long Term
                                                                                       Compensation
                                                  Annual Compensation                  Awards
- -----------------------------------------------------------------------------------------------------------
Name                                                                     Other         Securities
and                                                                      Annual        Underlying   All Other
Principal                                                                Compen-       Options/     Compen-
Position                                   Year     Salary    Bonus      sation(1)     SARs #(2)    sation(1)
- -----------------------------------------------------------------------------------------------------------
Michael J. Birck                          1994     $317,304  $165,000   $13,036            0       $110,429
President
and Chief Executive Officer                1993     $291,339   $90,000   $10,250            0        $98,131

                                           1992     $268,847   $62,500    $7,691            0        $93,585


Peter A. Guglielmi                         1994     $220,385  $115,000    $8,463            0        $40,066
President,
Tellabs International, Inc.                1993     $204,808   $63,000    $7,348       40,000        $24,328
and Chief Financial Officer
                                           1992     $190,577   $50,000    $7,302       60,000        $16,786


Brian J. Jackman                           1994     $220,385  $115,000   $10,908            0        $48,414
President,
Tellabs Operations, Inc.                   1993     $204,808   $63,000    $7,484       40,000        $26,159

                                           1992     $190,577   $50,000    $5,392       60,000        $17,978

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Charles C. Cooney                          1994     $153,462   $80,000    $5,370            0        $18,819
Vice President,
Sales and Service                          1993     $148,269   $70,000    $6,332       20,000        $17,863
Tellabs Operations, Inc.
                                           1992     $142,885   $27,500    $6,640       22,500        $15,318


Jon C. Grimes                              1994     $158,154   $56,000    $4,570            0        $23,585
Vice President,
Network Access Systems Division,           1993     $151,231   $46,200    $4,751       20,000        $17,952
Tellabs Operations, Inc.
                                           1992     $143,576   $32,500    $3,747       30,000        $12,069


1. Amounts of Other Annual Compensation are amounts paid as reimbursement to the Named Executive Officers for taxes paid on certain medical and life insurance benefits. All Other Compensation includes amounts accrued as preferential above-market interest on deferred compensation, contributions to the deferred compensation plan to provide benefitis in excess of applicable tax law limitations, premiums paid for life insurance policies owned by the Named
     Executive Officers, matching contributions under the Company's
     Profit Sharing and Savings Plan and contributions under the Company's Retirement Plan in the respective amounts of $9,981, $13,047, $13,254, $4,500 and $6,000 for Mr. Birck; $16,232, $5,886,
     $7,448, $4,500 and $6,000 for Mr. Guglielmi; $21,091, $7,425,
     $9,398, $4,500 and $6,000 for Mr. Jackman; $0, $0, $8,319, $4,500
     and $6,000 for Mr. Cooney; and $6,670, $1,322, $5,093, $4,500 and
     $6,000 for Mr. Grimes. All Other Compensation for Mr. Birck also includes $63,647 which represents the present value to Mr. Birck of premiums paid by the Company with respect to a split dollar life insurance arrangement between the Company and Mr. Birck. The present value was calculated as an interest-free loan of the whole life portion of the premium over the maturation of the policy.

2. Figures reflect the effect of the 2-for-1 stock split in the form of a stock dividend, effective May 20, 1994.
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    The table below sets forth certain information with respect to options and SARs exercised by the Named Executive Officers during fiscal 1994 and with respect to options and SARs held by the Named Executive
Officers at the end of fiscal 1994. The value realized upon exercise of options or SARs is based upon the closing price of the Company's common stock on the respective exercise dates as reported on the NASDAQ
National Market System ("NASDAQ/NMS"). The value of unexercised options and SARs at the end of fiscal 1994 is based on the closing price of $55.75 reported on the NASDAQ/NMS on December 30, 1994, the last trading day of fiscal 1994.

          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
          ---------------------------------------------------
                  AND FISCAL YEAR-END OPTION/SAR VALUE
                  ------------------------------------

                                                                   Number of Securities         Value of Unexercised
                                                                  Underlying Unexercised            In-the-Money
                                                                     Options/SARs at               Options/SARs at
                                                                       FY-End(#)(1)                  FY-End ($)
- -----------------------------------------------------------------------------------------------------------------------
                       Number of Securities
                       Underlying Options/    Value Realized
Name                   SARs Exercised(#)(1)         ($)        Exercisable   Unexercisable   Exercisable  Unexercisable
- -----------------------------------------------------------------------------------------------------------------------
Michael J. Birck             20,000              $555,000         25,000             0       $1,318,750             $0

Peter A. Guglielmi           43,000            $1,333,168        177,000        75,000       $8,826,525     $3,306,251

Brian J. Jackman             50,000            $1,317,084         75,000        65,000       $3,306,251     $3,087,918

Charles C. Cooney                 0                    $0         38,750        33,750       $1,854,532     $1,467,032

Jon C. Grimes                22,500              $409,531         20,000        37,500         $923,438     $1,653,125

1. All figures have been adjusted to reflect the effect of the 2-for-1 stock split in the form of a stock dividend, effective May 20, 1994.
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Employment Agreements

    The Company has entered into Employment Agreements (the "Agreements") with each of the Named Executive Officers. These Agreements become effective upon the occurrence of a change in control of the Company (as defined in the Agreements). The Agreements provide for (i) an employment term of three years, in the event of a change in control not approved in advance by the Board of Directors, or one year, in the event of a change in control approved in advance by the Board of Directors in either case commencing on the date of the change in control; and (ii) compensation, including annual salary, incentive bonuses and employee benefits, no less favorable than those in effect on such date. In addition, if an individual's employment is terminated within such employment term, he will be entitled to receive (i) a lump sum cash payment equal to the sum of salary payments for 36 months (or 12 months, if the change in control is approved in advance by the Board of Directors) plus a pro rata share of the estimated amount of any target bonus which would have been payable for the bonus period that includes the termination date; (ii) an amount equal to 36 months (or 12 months, if the change in control is approved in advance by the Board of Directors) of bonus at the greater of (A) the monthly rate of the target bonus payment for the bonus period immediately prior to his termination date, or (B) the estimated amount of the target bonus for the period which includes his termination date; and (iii) the value of the incentive compensation, if any, to which he would have been entitled had he remained in the employ of the Company for 36 calendar months (or 12 months, if the change in control is approved in advance by the Board of Directors). In addition, the Company will be obligated to continue to maintain the individual's employee benefits for such 36-month period (or 12-month period, if the change in control is approved in advance by the Board of Directors) and to pay to the individual the amount of any excise taxes, together with the additional income tax related thereto, imposed upon the payments and benefits provided under the Agreements.
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Director Compensation

    During 1994, each director who is not an officer of the Company was paid an annual retainer of $10,000 plus a fee of $1,000 and expenses for each Board of Directors meeting attended. Effective January 1, 1995, the annual retainer was increased to $15,000 and the meeting fee was increased to $1,500. No fees are paid for attendance at Audit Committee and Compensation Committee meetings.

    The Company's 1987 Stock Option Plan for Non-Employee Corporate Directors (the "1987 Plan") provides for the non-discretionary grant of options to non-employee directors of the Company. The 1987 Plan provides that each non-employee director, on the date such person becomes a non-employee director, will be granted options to purchase 15,000 shares and, provided such person is still serving as a non-employee director, automatically will be granted options to purchase 3,000 additional shares each year thereafter on the anniversary of the last day of the month in which the initial options were granted. Under the terms of the 1987 Plan, all figures were automatically adjusted to reflect the effect of the 3-for-2 stock split in the form of a stock dividend, effective November 19, 1993 and the 2-for-1 stock split in the form of a stock dividend, effective May 20, 1994.

    The options for the initial 15,000 shares become exercisable in cumulative annual installments equal to one-third of the total number of shares covered. Annual options granted on the anniversaries of the initial grants become exercisable in full six months from the date of grant or upon the director's earlier death, disability or cessation as a director.
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                   COMPENSATION COMMITTEE INTERLOCKS
                       AND INSIDER PARTICIPATION

    All decisions regarding the compensation of the executive officers were made by the Compensation Committee, which is comprised entirely of non-employee, independent members of the Board of Directors. Although Mr. Birck made recommendations to the Compensation Committee with regard to the compensation of the other executive officers, including the other Named Executive Officers, he did not participate in the Compensation Committee's deliberations with respect to his own compensation.


                     COMPENSATION COMMITTEE REPORT
                       ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

        The Compensation Committee follows a compensation philosophy that utilizes as a significant determinant the financial performance of the Company, along with the achievement of executive team objectives and the individual performance of the executive officers. By doing so, it is the belief of the Compensation Committee that the Company's management will focus on meeting both financial and executive team goals which, in turn, should enhance stockholder values. The Company's compensation package for executive officers is a combination of base annual compensation, in the form of salary and other benefits, annual incentives in the form of fiscal year-end bonuses, and long-term compensation consisting of options and SARs awarded under the Company's stock option plans.
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        In determining base salaries for the executive officers,
    including the Named Executive Officers, for 1994, the Compensation Committee considered the performance of each executive officer and the Company during the preceding fiscal year, such executive officer's salary history and, to a lesser extent, market survey data for comparable positions. Mr. Birck's 1994 base salary was set based upon a consideration of the same factors.

        Annual bonus payments are awarded to the executive officers following an assessment by the Compensation Committee of the Company's financial performance relative to that year's plan, the achievement of executive team objectives, and the individual performance of each executive officer. Achievement of the financial objective is a prerequisite to the funding of a bonus pool. Once that financial objective is met, each of the team objectives account for a percentage of the target pool. Individual performance and overachievement of the financial objective are considered in determining whether bonuses in excess of the target will be granted.

        For 1994, individual pay-outs were targeted at 30 percent of annual salary and were contingent on achievement of both financial and team performance objectives. The financial objective was set as achievement of a predetermined level of earnings per share. The team performance objectives, and their respective percentage weight were
    (i) the achievement of substantial progress toward becoming a more global organization (50%); (ii) the achievement of substantial progress toward ISO 9001 certification for the Company's Illinois facilities (25%); and (iii) the establishment of certain people management programs (25%).

        Because the financial objective was exceeded, and the team objectives were achieved, the Compensation Committee awarded bonuses in excess of 30 percent to each of the Named Executive Officers, including Mr. Birck.
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        The final piece of the compensation package for executive
    officers is awards under the Company's stock option plans. In general, the Company has used stock options and SARs as an integral part of its compensation program for executive officers and for employees throughout the Company with a view toward giving the executive officers and employees a stake in the Company's future and compensation opportunities directly aligned with the creation of stockholder value. The Compensation Committee did not grant options to any of the executive officers, including Mr. Birck, during fiscal 1994, because the Compensation Committee decided to defer the granting of options until 1995 in connection with the consideration of the adoption of executive stock ownership guidelines. The Compensation Committee did grant options to certain other employees during 1994.

        The Compensation Committee does not believe that the provisions of Internal Revenue Code Section 162(m) relating to the deductibility of compensation paid to the Named Executive Officers will limit the deductibility of compensation expected to be paid by the Company. The Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

    March 21, 1995          John D. Foulkes, Ph.D.,
                            Frederick A. Krehbiel,
                            Robert P. Reuss,
                            William F. Souders and
                            Thomas H. Thompson
                            Members of the Compensation Committee

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                           PERFORMANCE GRAPH

    The graph below sets forth a comparison of the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the NASDAQ/NMS Market Index, a broad-based market index, and the Dow Jones Communications Technology Group, a peer group of common stocks of 82 communications technology manufacturers, for the five-year period beginning January 1, 1990.

               5 YEAR CUMULATIVE TOTAL RETURN COMPARISON
           TELLABS, PEER GROUP INDEX AND NASDAQ MARKET INDEX

- ------------------------------FISCAL YEAR ENDING-----------------------------
Company                 1989     1990     1991     1992     1993     1994
Tellabs, Inc.           100      160.00   230.67   264.00   755.61   1,783.09
Peer Group              100       81.11   106.23   134.57   171.42     174.83
NASDAQ Market Index     100       81.12   104.14   105.16   126.14     132.44

               Assumes $100 Invested on January 1, 1990,
       Dividends Reinvested, Fiscal Year Ending December 30, 1994

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         AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

    By resolution adopted on January 26, 1995, the Board of Directors of the Company proposed the adoption by the stockholders of an amendment to the Restated Certificate of Incorporation of the Company pursuant to which the number of authorized shares of common stock of the Company, $.01 par value, would be increased from 100,000,000 shares to 200,000,000 shares, and the Board of Directors directed that the proposed amendment be submitted to a vote by the stockholders at the Annual Meeting of Stockholders.

    If the stockholders approve the amendment as proposed by the Board of Directors, the Restated Certificate of Incorporation of the Company will be amended and the number of authorized shares of common stock will be increased to 200,000,000. Pursuant to the proposed amendment, the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Company will be amended to read as follows:

        "1. Authorized Capital Stock.
            ------------------------
            The aggregate number of shares of stock which the Corporation has authority to issue is 205,000,000 shares, of which 200,000,000 shall be shares of common stock, $.01 par value per share (hereinafter "Common Stock"), and of which 5,000,000 shares shall be shares of preferred stock, $.01 par value per share (hereinafter "Preferred Stock")."
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    Of the 100,000,000 currently authorized shares of common stock, as of February 27, 1995, ______________ were outstanding. As of December 30, 1994, on a post-split basis, 1,789,325 shares were reserved for issuance under the Company's employee stock option plans. Of the 5,000,000 currently authorized shares of preferred stock, as of February 27, 1995, none were outstanding or reserved for issuance.

    The Board of Directors believes that the authorization of additional shares of common stock will enable the Company to meet possible future developments without the expense and delay of holding a meeting of stockholders to secure their authorization when a specific need for the shares may arise. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue a substantial number of shares of common stock without further stockholder action, except as otherwise provided by law. The availability of additional shares will enhance the Company's flexibility in connection with possible future actions, such as stock dividends, stock splits, financings, employee benefit programs, corporate mergers, acquisitions of property, the possible funding of new product programs or businesses or for other corporate purposes. The Board of Directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.

    Although the Board of Directors has no present intention of doing so, the availability for issuance of additional shares of common stock or rights to purchase such shares could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to obtain control of the Company.
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    If the proposed amendment is approved, all or any of the authorized shares of common stock or preferred stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of common stock otherwise than on a pro rata basis to all current stockholders could have the effect of diluting the earnings per share, book value per share and voting power of current stockholders.


Approval by Stockholders

    The affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting of Stockholders is required for approval of the proposed amendment. If the proposed amendment is adopted by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the General Corporation Law of Delaware.


Approval of the Amendment

    The Board of Directors recommends a vote for approval of the proposed amendment to the Restated Certificate of Incorporation. Unless otherwise instructed by the stockholder, it is intended that the shares represented by the enclosed proxy will be voted for the amendment.

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                         SELECTION OF AUDITORS

    The Company has selected Grant Thornton, independent public accountants, as the Company's independent auditors in 1995, as it did for 1994 and prior years. A representative of Grant Thornton is expected to be present at the meeting to answer appropriate questions and, if the representative so desires, to make a statement.


                             OTHER MATTERS

    Management knows of no other matters which will be brought before the meeting, but if such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.


                          COST OF SOLICITATION

    This proxy is solicited by the Board of Directors, and the cost of solicitation will be paid by the Company. Additional solicitation may be made by mail, personal interview, telephone and/or facsimile by Company personnel, who will not be additionally compensated therefor. The cost of any such additional solicitation will be borne by the Company.
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                         STOCKHOLDER PROPOSALS

    For inclusion in the Company's proxy statement and form of proxy with respect to the 1996 Annual Meeting of Stockholders, any proposals of stockholders must be received by the Secretary of the Company no later than November 22, 1995.

    To nominate one or more directors for consideration at the 1996 Annual Meeting of Stockholders, a stockholder must provide notice of the intent to make such nomination or nominations by personal delivery or by mail to the Secretary of the Company not later than November 22, 1995. The Company's by-laws set specific requirements which such written notice must satisfy. Copies of those requirements will be sent to any stockholder upon written request.

                   By Order of the Board of Directors

                   Carol Coghlan Gavin
                   Secretary

March 21, 1995
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                                APPENDIX
                                --------
Appendix 1.   Proxy Card

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                               Appendix 1
                               ----------

                                 PROXY
              4951 Indiana Avenue, Lisle, Illinois  60532
      This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned stockholder(s) of Tellabs, Inc., a Delaware corporation, does (do) hereby constitute and appoint Michael J. Birck and Peter a Guglielmi, and each of them, the true and lawful attorney(s) of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation to be held at the Grand Ballroom, Holiday Inn Naperville, 1801 Naper Boulevard, Naperville, Illinois
60563, on Tuesday, April 25, 1995, at 2:00 p.m., and at any adjournment thereof, and to vote all the shares of said corporation standing in the name of the undersigned, or which the undrsigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth herein.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted for the election of directors and for the approval of the amendment to the Tellabs, Inc. Restated Certificate of Incorporation to increase the authorized shares of common stock of the Company from 100,000,000 to 200,000,000.

          (Please mark this proxy and sign and date it on the
      reverse side hereof and return it in the enclosed envelope.)
                    (Continued on the reverse side)
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             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                     EACH OF THE LISTED PROPOSALS.
          PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER
                      USING DARK INK ONLY.  (X)

1.  Election of Two Directors   ( ) FOR all nominees listed   ( ) WITHHOLD AUTHORITY
                                    below (except as marked       to vote for all nominees
                                    to the contrary below).       listed below.

               Michael J. Birck and Frederick A. Krehbiel
       (To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

         ------------------------------------------------------

2. Approval of the amendment to the Tellabs, Inc. Restated Certificate of Incorporation to increase the authorized shares of common stock of the Company from 100,000,000 to 200,000,000.

    ( )     FOR

    ( )     AGAINST

    ( )     ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.
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                        DATED ______________________, 1995

                        ---------------------------------------------

                        ---------------------------------------------
                        Signature of Stockholder(s)

                        Please sign name exactly as imprinted (do not print). Please indicate any change in address.

                        NOTE: Executors, administrators, trustees and other signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH stockholder should sign.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.